EXHIBIT 31.1

CERTIFICATION

I, Dr. Kari Stefansson, Chief Executive Officer, certify that:

1. I have reviewed this Form 10-K/A (Amendment No. 1) of deCODE genetics, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Kari Stefansson
Kari Stefansson
Chief Executive Officer

Dated: April 4, 2008